Exhibit j (i) under Form N-1A
                                           Exhibit 23 under Item 601/Reg.SK


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 20 to Form N-1A Registration Statement No. 33-37993 of FirstMerit Equity Fund of our report dated January 11, 2002, on the financial statements as of November 30, 2001, of FirstMerit Equity Fund, included in or made part of this Registration Statement.

ARTHUR ANDERSEN LLP /s/

Boston, Massachusetts
January 25, 2002